EXHIBIT 2

SANEI

[INTERNATIONAL]

Management Integration between TOKYO STYLE and SANEI-INTERNATIONAL

2010.10.14

TOKYO STYLE CO., LTD.

SANEI-INTERNATIONAL CO.,LTD.

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Agenda

1. Background and Purpose of the Management Integration P. 2

2. Basic Policies Regarding the Management Integration and Operations P. 3

3. Outlines of the Two Companies P. 4 - 6

4. Outline of the New Company to be Established P. 7 - 8

5. New Company’s Envisioned Position in the Industry After the Integration P. 9 - 10

6. Envisioned Goals, Basic Strategies and Prioritized Measures P. 11

7. Basic Strategies and Synergies P. 12 - 15

8. Schedule of the Establishment and Listing of the Joint Holding Company P. 16

9. Structure for Integration P. 17

1

1. Background and Purpose of the Management Integration

Industry Environment

• Shrinking domestic apparel market due to the recent financial crisis (the short-term effect) and the impact of the falling birthrate and the aging population (the mid- and long-term effect)

• Entries of foreign major fast fashion brands into the domestic market, upsurge of the number of brands, intensified competition due to the shortened life cycle of brands

• Diversified sales channels (specialty shops, shopping malls, Internet and TV mail-order sales, etc.) and diversified media for sales promotion (magazines, events, etc.)

• Production shift to China and Asian countries due to emphasis on production costs, return to “made in Japan” productions due to emphasis on quality

Directions Japanese fashion companies must head to

• High-quality brand portfolio management to develop and nurture strong brands

Planning, developing and growing of stronger brands with “brand-producing know-how”, “manufacturing & sourcing capabilities” and “solid financial base”

M&As aiming to enlarge business area and to acquire quality brands inside and outside Japan

Withdrawal from unprofitable brands

• Overseas expansion to boost growth potential

Entry into the Asian markets and other global markets where market growth is significant

• Reform of profit structure to increase competitive edge

Improvement of profitability of stores, establishment of low-cost operations, consolidation and elimination of unprofitable brands and stores

• Challenging new business models

Investment in diversified sales channels and sales promotions

• Building of solid business infrastructures supporting the operation of business

Improving quality and efficiency of the manufacturing, logistics and head office functions.

Integration of TOKYO STYLE, which has strength in “manufacturing and financial base”, and SANEI-INTERNATIONAL, with strength in “brand portfolio management”, will create a comprehensive fashion company

Desired for the next generation

2. Basic Policies Regarding the Management Integration and Operations

“Integration with a spirit of equality” and “Mutual respect”

Maximize customer value by utilizing each other’s resource and expertise

Establish itself as the leading company in the fashion industry

Build management structure with emphasis on compliance

Establish fair personnel assessment system and treatment system and promote active personnel exchange to accelerate integration

3. Outlines of the Two Companies(1/3)

(1)Characteristics and Strengths of the Companies

TOKYO STYLE

High-quality production technology with background on its directly-managed factories inside and outside of Japan

Expertise in developing original materials

Solid financial base

Expertise in M&A

Having brands with strong appeal to F2 and F3 customer bases

Expertise in rollout in Asia

SANEI-INTERNATIONAL

High-quality capabilities in producing brands and product planning

Expertise in store development and sales promotion

Capability of rollout of foreign brands

Expertise in high-quality brand portfolio management

Having brands which have strong appeal to F1customer base

Brand assets which can be rolled out in Asia

Value Chain

Producing brands

Store development

Product planning

Production and procurement

Advertising and sales promotion

Sales in the domestic market

Sales in the

overseas markets

Financial base

Building competitive Value Chain by taking advantage of both companies’ characteristics and strengths Complementing each other with factors necessary for high-level brand portfolio management

4

3. Outlines of the Two Companies(2/3)

(2)Corporate Data

Business

Listing

Date of Incorporation

No. of employees

Sales

Capital amount

TOKYO STYLE

Manufacturing of women’s wear

1st section of the Tokyo Stock Exchange

(December, 1975)

March 12, 1949

1,580 (August 31, 2010)

JPY 52,196 million (Fiscal Year Ending February 28, 2010)

JPY 26,734 million (Fiscal Year Ending February 28, 2010)

SANEI-INTERNATIONAL

1. Designing, manufacture and sales of women’s, men’s, and children’s clothing and accessories

2. Licensed brands business

3. Management of specialty store and outlet store

1st section of the Tokyo Stock Exchange

(September, 2003)

August 13, 1949

3,825 (August 31, 2010)

JPY 100,333 million (Fiscal Year Ending August 31, 2010)

JPY 7,376 million (Fiscal Year Ending August 31, 2010)

Core brands

Subsidiaries

Own brands: 24, Foreign brand: 1

K.K. TOKYO STYLE Sewing (4 companies in Japan,

2 companies in China)

Nano.Universe Co., Ltd. (nano.universe)

Jack Corporation (STUSSY)

Spic International Co., Ltd. (TORNADO MART)

Own brands: 31, Foreign brands: 6

FREE’S INTERNATIONAL CO., LTD. (FREE’S SHOP)

ANGLOBAL Ltd. (MARGARET HOWELL)

Last Call Co., Ltd. (LAST CALL)

Kate Spade Japan Co., Ltd. (kate spade)

3. Outlines of the Two Companies(3/3)

(3)Main Brands of TOKYO STYLE and SANEI-INTERNATIONAL

	TOKYO STYLE	SANEI-INTERNATIONAL
Target Customer Base	F2 Group (Mid 30s - 40s), F3 Group (50s -)	F1 Group (Early 20s – Mid 30s)

Main Brands

TOKYO STYLE


22 OCTOBRE

Offers stylish, cool-casual wears. Charmingly and stylishly stages the lifestyles of beautiful, elder-sister type ladies.


Aylesbury

Offers new contemporary styles, adding casual tastes to sweet-and-pretty feminine traditional styles.


Style com

Commuting casual style sophisticated sweetness to go along with neatness. Offers high-quality goods made with great care at reasonable prices.


nanette lepore

Tie-up brand with "Nanette Lepore" which has been releasing NY collections since 1998. Features playful designs, feminine details and cuttings.


STYLE ME

Enhances stylish-casuals with items incorporating "seasonal" trends. Offers active-minded, beautiful-type casual looks satisfying the modern adult women.


SCÈNE DEUX
PARIS

Stages a mode unchanging through time with "feminine", "modern" and "timeless" as keywords. Offers an adult feminine style which can be put on charmingly and naturally.

SANEI-INTERNATIONAL


NATURAL BEAUTY BASIC

Offers fulfillment of lifestyles to a wide customer base, having "Comfortable" as the keyword.



Offers trendiness and freshness to women who always holds an international stance and are trend-conscious, with "CUTE, PRETTY, SEXY" as the keywords.


FREE'S SHOP

A shop which offers worldwide lifestyles with creation of life-cultures as the basic concept, and continues to market creations based on such concept.



"COOL, SEXY, SHARP, HEALTHY" Offers styling with healthy expressions of moderate trendiness and sexiness in elegance-casual.



Offers simple and elegant goods which blend traditional materials with sophisticated modern designs without compromising materials, cuttings, sewing or proportion, and pursues comfort and functionality.


PEARLY GATES

"OUT ON THE WEEKEND" Offers non-age, non-sex sporty casual style.

6

4. Profile of New Company to be Established(1/2)

(1)Corporate Data of the New Company (tentative)

Company Name	Kabushiki Kaisha TSI Holdings (English Name: TSI HOLDINGS CO., LTD.)		
Business	Management of its subsidiaries and group companies and relevant operations		
Location of Head Office	7-1, Kojimachi 5-chome, Chiyoda-ku, Tokyo, Japan		
Representatives and Directors	Chairman, Representative Director	Masahiko Miyake	Chairman of the Board, SANEI-INTERNATIONAL CO.,LTD.
	President, Representative Director	Yoshiki Nakajima	President, TOKYO STYLE CO., LTD.
	Director	Takahiko Miyake	President and CEO, SANEI-INTERNATIONAL CO.,LTD.
	Director	Haruki Harashima	Senior Managing Director, Representative Director, TOKYO STYLE CO., LTD. (General Manager, Business Headquarters)
	Director	Keiji Hirose	Director and Managing Executive Officer , SANEI-INTERNATIONAL CO.,LTD. (Executive General Manager of Business Headquarters)
	Director	Noritaka Izaki	Corporate Officer, TOKYO STYLE CO., LTD. (General Manager, Overseas Business Division)
	Director (Outside)	Yoshinori Shinohara	Director (Outside), SANEI-INTERNATIONAL CO.,LTD. (Representative Director, Shinohara Management and Economies Research Institute)
	Director (Outside)	Yuichi Iwasaki	Director (Outside), TOKYO STYLE CO., LTD. (Senior Adviser, Japan Council Of Shopping Centers)
	Auditor	Yoji Ninomiya	Former Board Member, Japan Finance Organization for Municipalities
	Auditor (Outside)	Saburo Horiuchi	Corporate Auditor, SANEI-INTERNATIONAL CO.,LTD. (Director (Outside), Meiji Yasuda Life Insurance Company)
	Auditor (Outside)	Fumio Watanabe	Watanabe CPA Office
Capital Amount	JPY 15 billion		
Date of Fiscal Year End	End of February		

7

4. Profile of New Company to be Established(2/2)

(2)Financial Data of the New Company

(Unit: JPY Million)

Fiscal Year End

Sales

Operating Profit

Operating Profit Margin

Current Profit

Current Profit Margin

Net Profit

Net Profit Margin

Net Assets

Total Assets

TOKYO STYLE

Feb. 2010

52,196

422

0.8%

4,281

8.2%

740

1.4%

144,049

159,905

SANEI-INTERNATIONAL

Aug. 2010

100,333

862

0.9%

459

0.5%

1,442

1.4%

27,083

54,550

New Company (Total)

Actual

152,529

1,284

0.8%

4,740

3.1%

702

0.5%

171,132

214,455

Forecast for the current FY

159,500

4,850

3.0%

5,900

3.7%

4,000

2.5%

-

-

5. New Company’s Envisioned Position in the Japanese Apparel Industry After the Integration(1/2)

(1)Rank in the Japanese Apparel Industry

Sales: No. 3

Shareholders’ Equity: No. 1

Sales Ranking of Japanese Apparel Companies (2009)

Ranking of the Listed Japanese Apparel Companies by Shareholders’ Equity (2009)

Top 15

Top 9

(Unit: JPY 100 Million)

(Unit: JPY 100 Million)

World

Onward Holdings

TSI HOLDINGS

Five Fox

Renown

Sanyo Shokai

Itokin

SANEI-INTERNATIONAL

Cross Plus

Takihyo

Jun

TOKYO STYLE

Koizumi Group

Java Group

Flandre

Sunrally Group

1,525

1,003

522

0

1,000

2,000

3,000

4,000

TSI HOLDINGS

1,686

Onward Holdings

TOKYO STYLE

Sanyo Shokai

World

Itokin

Takihyo

SANEI-INTERNATIONAL

Renown

Cross Plus

0

500

1,000

1,500

2,000

Source: “Sales ranking of the Japanese apparel companies (2009)”, Senken Shimbun

* Figures of the listed companies are those on a consolidated basis for the latest fiscal term

Source: Each company’s annual security reports, quarterly reports, Toyo Keizai Shikiho (for private companies) for the First Half of 2011

* Figures of the companies are those on a consolidated basis for the latest fiscal term

5. New Company’s Envisioned Position in the Japanese Apparel Industry After the Integration(2/2)

(2)Position in the Japanese Apparel Industry

Low Shareholders’ Equity High

0 500 1,000 1,500 2,000

High 4,000

World

Onward 2,500

Holdings

TSI

Holdings 1,500

Renown

Sanyo Shokai

Itokin

Sales 1,000

Cross

Plus

Takihyo

500

Low

Unit: JPY 100 Million

0

Establish a top-level business base in the Japanese apparel industry

6. Envisioned Goals, Basic Strategies and Prioritized Measures

Leading company in the fashion industry

Mid-term goal Fiscal year 2016 Consolidated sales JPY 300 billion Operating profit margin 10%

Basic Strategies

(1) Restructuring of current business (2) Establishment of solid business infrastructure (3) Planning and development and growing of brands (4) Strengthening of overseas business

Securing stable income Aggressive business expansion

Prioritized Measures

• Earnings recovery of major brands

• Consolidation and elimination of unprofitable brands and stores

• Active investment in strategic brands

• Strengthening of business in growing channels

• Structuring high-standard SCM by consolidating manufacturing and logistics

• Cost reduction and function strengthening by standardizing other infrastructures

• Structuring functional system for finance and accounting, sales management, etc.

• Planning and development of new brands

• Growth through strategic M&A

• Growing of brands by utilizing group’s know-how and resources

• Business expansion in Asia

• Business roll-outs in other overseas areas

[Graphic Appears Here]

Current Fiscal year 2010 Consolidated sales JPY 152.5 billion Operating profit margin 0.8%

Fiscal year 2008 Consolidated sales JPY 176.5 billion Operating profit margin 5.3%

7. Basic Strategies and Synergies(1/4)

(1) Restructuring of current business

Strengthening of business in growing channels

Urban-type SC

TS Lovedrose
TS nano·universe
TS Stüssy
TS TORNADO MART
SI NATURAL BEAUTY BASIC
SI JILLSTUART
SI FREE'S SHOP

Suburban-type SC

SI & by P&D
SI FREE'S MART

EC・Shop-less

SI SELECSONIC



SELECSONIC.com

Directly-operated online shopping website started in 2006
No. of members approx 270,000
Monthly PV approx 54MM PV

SI SLIAK sealed with a kiss



SLIAK

Seasonal magazine published in 2009
Cross-media marketing through EC and Magazine

TS Parlenaire TOKYO STYLE



Commenced specialty brand for TV mail-order sales in partnership with QVC Japan, a leading TV mail-order company

Each company's measures and strategies

- Improving and expanding sales channels and sales promotions(Entering TV mail order market, operating own EC website, publishing own specialty magazine, participating in "Tokyo Girls Collection", etc.) ＜TS/SI＞
- Strategic grouping of brands sold in urban-type SC (station malls and fashion malls) such as Nano・Universe Co., Ltd.(「nano・universe」)、Jack Corporation (「STUSSY」)、Spic International Co., Ltd. (「TORNADO MART」) ＜TS＞
- Strengthening of business regarding Urban-type SC("NATURAL BEAUTY BASIC", "JILL STUART", "FREE'S SHOP", etc.), suburban-type SC("& by P&D", etc.), EC・Shop-less("SELECSONIC", etc.) ＜SI＞

Synergies

- Establishment of a business model adapting to the changes in the market by utilizing each company's strength and aggressively making attempts at diversifying sales channels and sales promotions.
- Expansion of businesses towards TS's F2 customer base by strengthening the brands and merchandises, utilizing SI's brand-producing know-how and product planning capabilities.
- Acceleration of growth rate of SI's business targeting F1 customer base by expansion of marketing and store-opening investments in the brands with strong future potential ("FREE'S MART", "JILL by JILL STUART", etc.) with the backing of TS's stable financial base.

Promote selection and consolidation and restructure the existing business by "Strengthening of business in growing channels", "Investment in strengthening brands", etc.

12

7. Basic Strategies and Synergies(2/4)

(2) Establishment of solid business infrastructure

Managed by head office

Head office business

Divisions

Business activities

Subsidiaries infrastructures Business

Standardization of business infrastructures

Business activities

Head office business divisions and subsidiaries Planning

Each company Business support of each company

Business infrastructures

Manufacturing

Managed by head office

Head office business

divisions

Business activities

Subsidiaries infrastructures Business

Head office business divisions and subsidiaries Sales

(Business operations)

Logistics

Planning

Store development

HD

Sales

Management

Measures and strategies of each company

• Highly value-added manufacturing with utilizing high-quality manufacturing technologies and network accumulated through operations of directly-owned factories in and outside of Japan and know-how in developing original materials <TS>

• Structuring of a high-standard business management and support system, including incorporation of K.K. Sanei Production Network, a manufacturing subsidiary, organizational restructuring of the administrative divisions in its head office, implementation of a new system (in preparation), etc. <SI>

Synergies

• Structuring of a high-standard SCM (supply chain management) and significant reduction in manufacturing and logistics costs by utilizing manufacturing technologies of TS’s directly-operated factories in and outside of Japan and know-how in developing original materials, and future consolidation of manufacturing and logistics functions.

• Significant reduction in costs and upgrade in business support functions by improving quality of both companies’ business infrastructures.

Structuring of solid business infrastructure by consolidation of business support functions, including “Efficient SCM”, “High-standard business management system”, etc

7. Basic Strategies and Synergies (3/4)

(3) Planning and development and growing of brands

Nurturing and support: Fund | Planning | Manufacturing | Brand producing

Development form:

Development through own business	Overseas partnership	M&A
TS Lovedrose	TS haute hippie	TS nano·universe
TS 22 OCTOBRE	TS nanette lepore	TS Stüssy
TS Aylesbury	SI JILLSTUART	TS TORNADO MART
SI NATURAL BEAUTY BASIC	SI kate spade NEW YORK	TS M.TSUBOMI
SI FREE'S SHOP	SI Callaway	TS Diary
SI Pinky&Dianne	SI DVF	SI MARGARET HOWELL

Major track-records

Measure and strategies of each company

- Strategic acquisition of strong domestic and overseas apparel companies through aggressive M&As <TS>
- Continuous creation of leading brands through high-quality brand producing and planning capabilities <SI>
  - Introduction of NY collection brand "JILL STUART" to the Japanese market
  - Marketing of "NATURAL BEAUTY BASIC", the main brand for urban-type SC
  - Development of "FREE'S MART", a fast fashion brand originating from Japan
  - Operation of "SELESONIC", a top-tier EC website operated by SI, etc.

Synergies

- Continuous procurement and creation of new businesses, including businesses targeting growing channels, by acquisition of external businesses with the backing of TS's M&A know-how and stable financial base, self-development of businesses using SI's brand producing capabilities, etc.
- Enabling of brands to be high-value added by utilizing TS's high-quality manufacturing technologies accumulated through background in directly-operated manufacturing factories in and outside of Japan and know-how in developing original materials and SI's know-how in store development and sales promotion.

Implementation of Continuous procurement of new businesses using one of the top-rated business development capabilities in the industry, including "Development through own business", "Overseas partnership", "M&A", etc.

14

7. Basic Strategies and Synergies(4/4)

(4) Strengthening of overseas business

Sales of overseas business by country in Asia(2010)



Korea
China
575
457
821
Tai Wang
83
468
Hong Kong
588
1,148
TOKYO STYLE
SANEI-INTERNATIONAL
Unit: Million yen

Major overseas marketed brands



22 OCTOBRE
上海久光百貨店(China)

Carrier brand with overwhelming popularity as a Japanese brand



Lovedrose
AT ONE(Hong Kong)

New brand simultaneously started in Japan and China



JILL STUART
上海久光百貨店(China)

Global brand participating in NY collections



Callaway Apparel
北京新光三越店(China)

Globally recognized golf brand from the U.S.

Measure and strategies of each company

- September, 2010 Acquisition of 51% ownership of "北京子苞米時装有限公司", distributor of Chinese women's apparel brand "M.TSUBOMI" (Sales of JPY 1,183 million for the FY ended December, 2009, operates 62 stores in department stores, etc. across China) <TS>
- Roll-out of business with globally recognized brands such as "JILL STUART" and "Callaway Apparel" as centerpieces (Sales in China of JPY 457million for the FY ended August, 2010 with 19 stores, and sales in Hong Kong of JPY 1, 148 million with 74 stores (both including FCs)) <SI>
- Sales of overseas business of the group (Asia only)

  Results for FY 2010 JPY 4,140 million

  Forecast for FY 2011 JPY 5,628 million (135.9% increase from previous FY)

Synergies

- Realization of an even more rapid business expansion by utilizing TS's business development know-how in Asia and brand assets owned by SI with potential to be marketed in Asia.
- Improvement and expansion of infrastructure for business in Asia, such as shared use of manufacturing network centering around directly-operated factories in Japan and China and the sharing of material procurement routes.

Implementation of rapid expansion of business in Asia where the market growth is significant

15

8. Schedule of the Establishment and Listing of the Joint Holding Company

October 14, 2010

October 14, 2010

October 15, 2010 (tentative)

November 1, 2010 (tentative)

January 27, 2011 (tentative)

May 27, 2011 (tentative)

June 1, 2011 (tentative)

June 1, 2011 (tentative)

June 1, 2011 (tentative)

Board of directors meeting to approve the Share Transfer Agreement and the Share Transfer Plan (both companies)

Execution of the Share Transfer Agreement (both companies)

Announcement of record date for the extraordinary shareholders’ meeting (both companies)

Record date for the extraordinary shareholders’ meeting (both companies)

Extraordinary shareholders’ meeting to approve the Share Transfer Plan (both companies)

Date of delisting from the Tokyo Stock Exchange (both companies)

Effective date of the Share transfer

Date of registration of the incorporation of the Joint Holding Company

Date of listing of the Joint Holding Company

9. Structure for Integration

Outline of the Structure for Integration

Establishment of the Joint Holding Company through joint share transfer (scheduled on June 1, 2011)

Share Transfer Ratio TOKYO STYLE 1: SANEI-INTERNATIONAL 1.65

Current status

Joint Share Transfer

Post-Share Transfer

TS Shareholders

SI Shareholders

TS TSI shareholders shareholders

SI TSI Shareholders TSI

Shares in TS

Shares in TSI Holdings

Shares in SI

TSI Holdings

TSI Holdings

(Joint Holding Company)

(Joint Holding Company)

100% 100% 100% 100%

Contact (Inquiries)

TOKYO STYLE CO., LTD.

SANEI-INTERNATIONAL CO.,LTD.

(03) 3262 - 8111

(03) 5467 - 9910

Contact person (Kadota)

Contact person (Yamada)

• This document contains statements about future results such as forecasts, prospects, targets and plans regarding TOKYO STYLE CO., LTD. (“TOKYO STYLE”) and SANEI-INTERNATIONAL CO., LTD. (“SANEI-INTERNATIONAL”). These are based on forecasts, prospects, targets and plans. as of the date this document was made, which are based on information available at such time.

• Due to the fact that these statements are based on certain assumptions, and that these statements and assumptions are subjective, they may turn out to be inaccurate or may not be achieved in the future.

• Such statements do not guarantee any future results of the companies, and may contain risks or uncertainties. Please note that the actual results of the companies may differ from the targets described herein due to changes in the business environment and other factors.

• This document is only for the purpose of promoting better understanding of the two companies, and is not prepared for the purpose of soliciting any investment.